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                                                                  Exhibit 10.19

                                       UMC

                   ESSENTIAL TERMS FOR TECHNOLOGY COOPERATION

8 March 2000

Rich Forte
Integrated Telecom Express, Inc.
2710 Walsh Ave
Santa Clara CA 95051

Dear Rich:

         As requested, this term sheet outlines the essentials of the mutual commitments between Integrated Telecom Express, Inc. (ITeX) and United Microelectronics Corporation (UMC) with respect to cooperation on technology enhancements.

         In particular, ITeX and UMC will cooperate in good faith to develop advanced manufacturing processes which are optimized for ADSL products and applications. The specific processes, products and efforts involved will be stated in an attachment which we will update by mutual agreement from time to time. However, as a general matter, ITeX will make commercially reasonable best efforts to move its products and designs to advanced UMC processes, and will provide UMC with feedback on test results, yields and reliability.

         In exchange, and under payment schedules and with milestones to be mutually agreed between us, UMC will credit ITeX for agreed-upon mask and pilot run charges. Unless otherwise agreed in writing, ITeX shall not have any obligation to furnish at UMC facilities or in direct support of the efforts contemplated under this term sheet more than 1,000 mandays of engineering time.

         All cooperation shall be under the terms of the UMC standard non-disclosure agreement, and UMC shall have full ownership and unlimited use rights as to any and all processes, recipes, and manufacturing, fabrication, assembly and test techniques, and related improvements ("process technology") provided and/or developed by or on behalf of UMC.

         UMC and ITeX shall review their cooperation on a quarterly basis during the period January 1, 2000 to December 31, 2003, and either party shall be free to discontinue further work under this term sheet.

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Term Sheet Outline
8 March 2000, page 2



         This term sheet outlines all promises, representations and agreements between UMC and ITeX concerning technology cooperation, and there are no agreements, representations or promises concerning such matters other than as stated here.

AGREED:

INTEGRATED TELECOM EXPRESS, INC.            UNITED MICROELECTRONICS CORPORATION


/s/ Rich Forte                              /s/ Peter Chang
--------------------------------            -----------------------------------
Rich Forte, President                       Peter Chang, CEO

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